SECOND AMENDMENT TO
SUBCONTRACT NO. S09-003
BETWEEN
SOUTHERN RESEARCH INSTITUTE
AND
FLEXENERGY, LLC

THIS SECOND AMENDMENT TO THE SUBCONTRACT is hereby entered into this 10th day of May, 2011 (hereinafter the "Effective Date"), by and between **FLEXENERGY, LLC ("SUBCONTRACTOR")** and **SOUTHERN RESEARCH INSTITUTE ("SOUTHERN")** (collectively referred to as the "Parties") to amend that certain Subcontract made by and between SUBCONTRACTOR and SOUTHERN on or about July 20, 2009 (hereinafter the "Agreement").

WHEREAS, SUBCONTRACTOR and SOUTHERN wish to amend the Agreement;

NOW, THEREFORE, SUBCONTRACTOR and SOUTHERN mutually promise, covenant and agree to amend the Agreement as follows:

1. Replace Article 10 (INSURANCE) of the Agreement in its entirety with the following:

INSURANCE

(a) SUBCONTRACTOR shall procure and maintain the insurance set forth below in full force and effect during the period of performance. SUBCONTRACTOR shall include, or cause to be included, SOUTHERN as an additional insured (the "Additional Insured") to the insurance policies described below. Such insurance as is provided in these policies to the Additional Insured shall be primary to and non-contributory with insurances maintained by the Additional Insured. All such policies shall also provide a waiver of subrogation in favor of SOUTHERN. SUBCONTRACTOR shall provide SOUTHERN with thirty (30) days written notice before cancellation of any such policy or fifteen (15) days written notice before cancellation of any such policy due to nonpayment of premium.

(i) A commercial general liability insurance policy, including coverage for products-completed operations, with a combined single limit of liability of not less than $1,000,000 for each occurrence of bodily injury and/or property damage and an annual aggregate of liability of not less than $2,000,000 for bodily injury and/or property damage.

(ii) An excess liability insurance policy providing coverage in excess of the coverage required to be provided for commercial general liability insurance, in form and substance reasonably acceptable to SOUTHERN with a combined single limit not less than $2,000,000 for each occurrence of bodily injury and/or property damage, and in the aggregate.

(iii) Insurance for liability that complies with applicable Workers' Compensation or occupational disease laws of any state or other jurisdiction in which work under the Agreement is performed and Employer's Liability insurance providing:

a. Coverage for the statutory limits of all claims under the applicable State Workers' Compensation Act or Acts.

b. Employer's Liability Insurance with a limit of not less than $1,000,000.

(b) Prior to commencement of work, SUBCONTRACTOR shall provide SOUTHERN with a certificate of insurance showing compliance with the requirements set forth above and naming SOUTHERN as a named insured.

EXCEPT AS EXPRESSLY MODIFIED BY THIS AGREEMENT TO AMEND, ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment to the Agreement as of the Effective Date defined herein.

FLEXENERGY, LLC

By:____________________
Name:____________________
Title:____________________

SOUTHERN RESEARCH INSTITUTE

By:____________________
Name: Brenda H. Ehrensperger
Title: Assistant Treasurer